Exhibit 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

SEVENTH AMENDMENT TO
SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Seventh Amendment to Second Amended and Restated Distribution Agreement (this “Amendment”) is between The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (“Distributor”). This Amendment is effective as of March 5, 2015 (the “Amendment Effective Date”). MDCO and Distributor shall, at times throughout this Amendment, be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A.
MDCO and Distributor are parties to a Second Amended and Restated Distribution Agreement effective as of October 1, 2010, as amended by the First Amendment dated July 1, 2011, the Second Amendment dated September 1, 2011, the Third Amendment dated April 23, 2012, the Fourth Amendment dated April 29, 2013, the Fifth Amendment dated September 12, 2013 and the Sixth Amendment dated March 1, 2014 (as amended, the “Agreement”);

B.	Under the Agreement, among other things, MDCO engaged Distributor to perform distribution services for certain of MDCO’s pharmaceutical products; and

C.	The Parties now wish to amend the Agreement in certain respects.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Exhibit D. The Parties agree that Exhibit D to the Agreement is hereby deleted in its entirety and replaced with the attached Revised Exhibit D.

3.
No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force, nothing in the Amendment modifies any term or provision in the Agreement or the Continuing Guaranty.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.		THE MEDICINES COMPANY
By:	/s/ Peter Belden	By:	/s/ Tanya Quinn
Name:	Peter Belden	Name:	Tanya Quinn
Title:	President	Title:	VP, Global Supply Chain

Revised EXHIBIT D
Fee Schedule effective March 5, 2015 (except as noted below)

Services                                        Fee

A.    Marketing, Sales, Customer Service and Distribution

Fees include the following                        Percentage of WAC                                                 (see below)

•	Warehousing Management and Inventory Administration

•	Customer Service / Order Entry

•	Marketing and Distribution Services

•	Invoicing and Accounts Receivable Management

•	Direct Account Set Up

•	Information Technology

Wholesaler Stocking                            Percent of WAC

Angiomax, Cangrelor*, Oritavancin, Minocin IV                    [**]

Generics (G10), Argatroban, Recothrom, Cleviprex, Raplixa*,            [**]
Preveleak

Drop-Ship/Direct

Angiomax, Cangrelor*, Oritavancin, Minocin IV                 [**]

Generics (G10), Argatroban, Recothrom, Cleviprex, Raplixa*,            [**]
Preveleak

* Product under regulatory review.

B.     Contract Pricing (provided in Section 5.4)

MDCO will reimburse Distributor monthly for any MDCO Contract sales administered as a direct price (anything less than current WAC of the product) at time of sale. Reimbursement amount to Distributor is current WAC at time of contract sales minus contract price.

Any direct pricing will be provided by MDCO to Distributor.

C.     Pricing Actions

Distributor shall realize no benefit or penalty from pricing actions. In the event of a price increase on the Products, Distributor shall deduct the difference in value of the Products held in Distributor inventory held on the day prior to the price increase. For example, the day prior to the price increase the value of the products is $1,000,000 and a 6% price increase raises the value of the same inventory to $1,060,000 on the same number of units of Products. Distributor shall deduct the difference, $60,000, from the next Service Fee.

In the event of a price decrease on the Products, Distributor shall add the difference in value of the Products held on the Distributor inventory held on the day prior to the price decrease. For example, the day prior to the price decrease the value of the products is $1,000,000 and a 6% price decrease lowers the value of the same inventory to $940,000 on the same number of units of Products. Distributor shall add the difference, $60,000, to the next Service Fee.

D.     Storage Fees

Effective October 1, 2014, Distributor will charge a monthly storage fee of $[**]. On a quarterly basis this fee will go through a true-up process against actual storage fees incurred.

E.     Reimbursement [**]

MDCO will reimburse Distributor for any [**] product in the event that the manufacturer of [**] product [**].